April 2022

Pricing Supplement No. 4,792

Registration Statement Nos. 333-250103; 333-250103-01

Dated April 20, 2022

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities due April 25, 2025, With 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index is at or above 75% of its respective initial index value, which we refer to as the respective coupon threshold level, on each index business day during the applicable quarterly observation period. However, if the index closing value of any underlying index is less than its coupon threshold level on any index business day during an observation period, we will pay no interest for the related quarterly period. In addition, starting six months after the original issue date, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any quarterly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to 60% of its respective initial index value, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period. If, however, the final index value of any underlying index is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon threshold level on any index business day during an observation period and/or beyond the respective downside threshold level on the final observation date, as applicable, of any underlying index will result in few or no contingent coupon payments and/or a significant loss of your investment, even if one or both of the other underlying indices have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlying indices and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 3-year term, with no possibility of being called out of the securities until after the initial 6-month non-call period. Investors will not participate in any appreciation of any underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	NASDAQ-100 Index® (the “NDX Index”), S&P 500® Index (the “SPX Index”) and EURO STOXX 50® Index (the “SX5E Index”)
Aggregate principal amount:	$15,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	April 20, 2022
Original issue date:	April 25, 2022 (3 business days after the pricing date)
Maturity date:	April 25, 2025
Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the related quarterly observation period. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 9.30% per annum for each interest payment period for each applicable observation period.

If, on any index business day during an observation period, the index closing value of any underlying index is less than its respective coupon threshold level, we will pay no coupon for the applicable quarterly period.  It is possible that any underlying index will close below its respective coupon threshold level on any index business day during most or all of the observation periods throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

If the final index value of any underlying index is less than its respective downside threshold level, investors will receive (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$962.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to us(3)
Per security	$1,000	$20(1)
		$5(2)	$975
Total	$15,000,000	$375,000	$14,625,000

(1)Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.

(3)See “Use of proceeds and hedging” on page 30.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until six months after the original issue date. Following this initial 6-month non-call period, if, on any redemption determination date, beginning on October 20, 2022, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of any underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus any contingent quarterly coupon otherwise due with respect to the related observation period.

Redemption determination dates:

October 20, 2022, January 20, 2023, April 20, 2023, July 20, 2023, October 20, 2023, January 22, 2024, April 22, 2024, July 22, 2024, October 21, 2024 and January 21, 2025, subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

October 25, 2022, January 25, 2023, April 25, 2023, July 25, 2023, October 25, 2023, January 25, 2024, April 25, 2024, July 25, 2024, October 24, 2024 and January 24, 2025; provided that if any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Downside threshold level:

With respect to the NDX Index: 8,399.118, which is 60% of its initial index value

With respect to the SPX Index: 2,675.67, which is 60% of its initial index value

With respect to the SX5E Index: 2,338.086, which is 60% of its initial index value

Coupon threshold level:

With respect to the NDX Index: 10,498.898, which is approximately 75% of its initial index value

With respect to the SPX Index: 3,344.588, which is approximately 75% of its initial index value

With respect to the SX5E Index: 2,922.608, which is approximately 75% of its initial index value

Initial index value:

With respect to the NDX Index: 13,998.53, which is its index closing value on the pricing date

With respect to the SPX Index: 4,459.45, which is its index closing value on the pricing date

With respect to the SX5E Index: 3,896.81, which is its index closing value on the pricing date

Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying:	The underlying index with the largest percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:

July 25, 2022, October 25, 2022, January 25, 2023, April 25, 2023, July 25, 2023, October 25, 2023, January 25, 2024, April 25, 2024, July 25, 2024, October 24, 2024, January 24, 2025 and the maturity date; provided that if any such day is not a business day, that contingent quarterly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation period will be paid on the maturity date.

Final observation date:	April 22, 2025, subject to postponement for non-index business days and certain market disruption events.
Observation period end-dates:

July 20, 2022, October 20, 2022, January 20, 2023, April 20, 2023, July 20, 2023, October 20, 2023, January 22, 2024, April 22, 2024, July 22, 2024, October 21, 2024, January 21, 2025 and April 22, 2025.

Observation period:

Each observation period will consist of each index business day from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each index business day from but excluding the pricing date to and including the first observation period end-date.

CUSIP / ISIN:	61773QT25 / US61773QT251
Listing:	The securities will not be listed on any securities exchange.

April 2022 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the applicable quarterly observation period. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during an observation period, we will pay no interest for the related quarterly period. If the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during each observation period, you will not receive any contingent quarterly coupon for the entire 3-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. In addition, if the securities have not been automatically called prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 3-year term of the securities.

Maturity:	3 years
Contingent quarterly coupon:

A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the related quarterly observation period. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 9.30% per annum for each interest payment period for each applicable observation period. If, on any index business day during an observation period, the index closing value of any underlying index is less than the respective coupon threshold level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption (beginning after six months):

If the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly redemption determination date, beginning on October 20, 2022 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period. No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and, if payable, the contingent quarterly coupon with respect to the final observation period.

If the final index value of any underlying index is less than its downside threshold level, investors will receive a payment at maturity equal to the stated principal amount times the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. No quarterly coupon will be payable at maturity. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

April 2022 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $962.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2022 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the applicable quarterly observation period. However, if the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during an observation period, we will pay no interest for the related quarterly period. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying index closes at or above its respective coupon threshold level on each index business day until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 3-year term of the securities and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon threshold level on each index business day during some quarterly observation periods, but one or more underlying indices close below the respective coupon threshold level(s) on at least one index business day during the others. Investors receive the contingent quarterly coupon, corresponding to a return of 9.30% per annum, for the quarterly periods for which each index closing value is at or above the respective coupon threshold level on each index business day during such observation period, but not for the quarterly periods for which any index closing value is below the respective coupon threshold level on any index business day during such observation period.

Starting after six months, when each underlying index closes at or above its respective initial index value on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying index closes at or above the respective coupon threshold level on each index business day during some quarterly observation periods, but one or more underlying indices close below the respective coupon threshold level(s) on at least one index business day during the others, and each underlying index closes below its respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, corresponding to a return of 9.30% per annum, for the quarterly periods for which each index closing value is at or above the respective coupon threshold level on each index business day during such observation period, but not for the quarterly periods for which any index closing value is below the respective coupon threshold level on any index business day during such observation period.

On the final observation date, each underlying index closes at or above its downside threshold level. At maturity, investors will receive the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

April 2022 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each underlying index closes at or above its respective coupon threshold level on each index business day during some quarterly observation periods, but one or more underlying indices close below the respective coupon threshold level(s) on at least one index business day during the others, and each underlying index closes below its respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, corresponding to a return of 9.30% per annum, for the quarterly periods for which each index closing value is at or above the respective coupon threshold level on each index business day during such observation period, but not for the quarterly periods for which any index closing value is below the respective coupon threshold level on any index business day during such observation period.

On the final observation date, one or more underlying indices close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

April 2022 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each index business day during each quarterly observation period, (2) the index closing values on each quarterly redemption determination date (starting after six months) and (3) the final index values. Please see “Hypothetical Examples” beginning on page 9 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting after Six Months)

April 2022 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 9.

April 2022 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation period and how to calculate the payment at maturity, if any, if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the index closing value of each underlying index on each index business day during a quarterly observation period, and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index on the final observation date. The actual initial index value, coupon threshold level and downside threshold level for each underlying index are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Quarterly Coupon:

A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the related quarterly observation period. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 9.30% per annum for each interest payment period for each applicable observation period. These hypothetical examples reflect the contingent quarterly coupon rate of 9.30% per annum (corresponding to approximately $23.25 per quarter per security*).

Automatic Early Redemption (starting after six months):

If the index closing value of each underlying index is greater than or equal to its respective initial index value on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

If the final index value of any underlying index is less than its respective downside threshold level, investors will receive a payment at maturity equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the NDX Index: 13,800 With respect to the SPX Index: 4,400 With respect to the SX5E Index: 3,800
Hypothetical Coupon Threshold Level:

With respect to the NDX Index: 10,350, which is 75% of the hypothetical initial index value for such index

With respect to the SPX Index: 3,300, which is 75% of the hypothetical initial index value for such index

With respect to the SX5E Index: 2,850, which is 75% of the hypothetical initial index value for such index

Hypothetical Downside Threshold Level:

With respect to the NDX Index: 8,280, which is 60% of the hypothetical initial index value for such index

With respect to the SPX Index: 2,640, which is 60% of the hypothetical initial index value for such index

With respect to the SX5E Index: 2,280, which is 60% of the hypothetical initial index value for such index

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $23.25 is used in these examples for ease of analysis.

April 2022 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation period:

	Lowest Index Closing Value During Observation Period			Contingent Quarterly Coupon
	NDX Index	SPX Index	SX5E Index
Example 1:	20,125 (at or above the coupon threshold level on each index business day during the related observation period)	4,900 (at or above the coupon threshold level on each index business day during the related observation period)	3,200 (at or above the coupon threshold level on each index business day during the related observation period)	$23.25
Example 2:	9,200 (below the coupon threshold level on at least one index business day during the related observation period)	3,700 (at or above the coupon threshold level on each index business day during the related observation period)	3,300 (at or above the coupon threshold level on each index business day during the related observation period)	$0
Example 3:	16,100 (at or above the coupon threshold level on each index business day during the related observation period)	1,600 (below the coupon threshold level on at least one index business day during the related observation period)	2,600 (below the coupon threshold level on at least one index business day during the related observation period)	$0
Example 4:	8,050 (below the coupon threshold level on at least one index business day during the related observation period)	1,400 (below the coupon threshold level on at least one index business day during the related observation period)	2,500 (below the coupon threshold level on at least one index business day during the related observation period)	$0

In example 1, each underlying index closes at or above its respective coupon threshold level on each index business day during the related observation period. Therefore, a contingent quarterly coupon of $23.25 is paid on the relevant coupon payment date.

In examples 2 and 3, at least one underlying index closes at or above its respective coupon threshold level on each index business day during the related observation period, but one or both of the other underlying indices close below the respective coupon threshold levels on at least one index business day during the related observation period. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

In example 4, each underlying index closes below its respective coupon threshold level on at least one index business day during the related observation period, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the index closing value of any underlying index is less than its respective coupon threshold level on any index business day during each observation period, you will not receive any contingent quarterly coupons for the entire 3-year term of the securities.

April 2022 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus any contingent quarterly coupon otherwise due with respect to the related observation period.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Index Value		Payment at Maturity
	NDX Index	SPX Index	SX5E Index
Example 1:	6,210 (below the downside threshold level)	2,500 (below the downside threshold level)	2,900 (at or above the downside threshold level)	$1,000 × index performance factor of the worst performing underlying index = $1,000 × (6,210 / 13,800) = $450
Example 2:	13,800 (at or above the downside threshold level)	3,500 (at or above the downside threshold level)	1,520 (below the downside threshold level)	$1,000 × (1,520 / 3,800) = $400
Example 3:	6,210 (below the downside threshold level)	2,200 (below the downside threshold level)	1,140 (below the downside threshold level)	$1,000 × (1,140 / 3,800) = $300
Example 4:	4,140 (below the downside threshold level)	1,760 (below the downside threshold level)	1,520 (below the downside threshold level)	$1,000 × (4,140 / 13,800) = $300
Example 5:	14,950 (at or above the downside threshold level)	5,280 (at or above the downside threshold level)	4,400 (at or above the downside threshold level)

The stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

For more information, please see above under “How to determine whether a contingent quarterly coupon is payable with respect to an observation period.”

In examples 1 and 2, the final index value(s) of one or two of the underlying indices are at or above the respective downside threshold level(s), but the final index value(s) of one or both of the other underlying indices are below the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Moreover, investors do not receive any contingent quarterly coupon for the final quarterly period.

Similarly, in examples 3 and 4, the final index value of each underlying index is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In example 3, the NDX Index has declined 55% from its initial index value to its final index value, the SPX Index has declined 50% from its initial index value to its final index value and the SX5E Index has declined 70% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount multiplied by the index performance factor of the SX5E Index, which is the worst performing underlying index in this example. In example 4, the NDX Index has declined 70% from its initial index value to its final index value, the SPX Index has declined 60% from its initial index value to its final index value and the SX5E Index has declined 60% from its initial index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the NDX Index, which is the worst performing underlying index in this example. Moreover, investors do not receive the contingent quarterly coupon for the final quarterly period.

In example 5, the final index value of each underlying index is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period. However, investors do not participate in any appreciation of the underlying indices.

If the final index value of ANY underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than $600 per security and could be zero.

April 2022 Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity, and if the final index value of any underlying index is less than its downside threshold level of 60% of its initial index value, you will be exposed to the decline in the index closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its respective coupon threshold level on each index business day during the applicable quarterly observation period. If the index closing value of any underlying index is lower than its coupon threshold level on any index business day during an observation period, we will pay no coupon on the applicable coupon payment date. It is possible that the index closing value of any underlying index will be less than its respective coupon threshold level on any index business day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based on the value of each underlying index on each index business day during the related quarterly observation period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the index closing value of each underlying index on each index business day during the relevant quarterly observation period. If the index closing value of any underlying index on any index business day during an observation period is below the coupon threshold level for such index, you will not receive the contingent quarterly coupon for the related interest period, even if the level of such underlying index was at or above its respective coupon threshold level on most or all of the other index business days during that observation period, and even if the index closing value(s) of one or both of the other underlying indices were at or above the respective coupon threshold level(s) on all of the index business days during that observation period.

￭Investors will not participate in any appreciation in any underlying index. Investors will not participate in any appreciation in any underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid until the securities are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective coupon threshold level, downside threshold level and initial index value, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

owhether the index closing value of any underlying index has been below its respective coupon threshold level on any index business day during an observation period,

April 2022 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying index has closed near or below its coupon threshold level, and especially if any underlying index has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying index based on its historical performance. The value of any underlying index may decrease and be below the respective coupon threshold level for such index on any index business day during each observation period so that you will receive no return on your investment, and any or all of the underlying indices may close below the respective downside threshold level(s) on the final observation date so that you will lose more than 40% or all of your initial investment in the securities. There can be no assurance that the index closing value of each underlying index will be at or above the respective coupon threshold level on each index business day during an observation period so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “NASDAQ-100 Index® Overview,” “S&P 500® Index Overview” and “EURO STOXX 50® Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not participate in any positive performance of any underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

April 2022 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

April 2022 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each index business day during each observation period in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying indices) and (iii) the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index on any index business day during the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, coupon threshold level and downside threshold level for each underlying index, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments

April 2022 Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent quarterly coupons, each underlying index must close at or above its respective coupon threshold level on each index business day during the applicable observation period. In addition, if the securities have not been automatically redeemed early and any underlying index has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if one or both of the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

￭Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that any underlying index will close below its coupon threshold level on any index business day during an observation period, and below its downside threshold level on the final observation date, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment. In addition, because each underlying index must close above its initial index value on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying index.

￭The securities are linked to the EURO STOXX 50® Index and are subject to risks associated with investments in securities linked to the value of foreign equity securities. As the EURO STOXX 50® Index is one of the underlying indices, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain

April 2022 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the component securities of the underlying indices, or engaging in transactions therein, and any such action could adversely affect the value of the underlying indices or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any index business day during the term of the securities, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, if any, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the relevant initial index value, coupon threshold level or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

April 2022 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value.  For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on April 20, 2022:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 11/19/2021):	16,573.34
Current Index Value:	13,998.53	52 Week Low (on 5/12/2021):	13,001.63
52 Weeks Ago:	13,809.30

The following graph sets forth the daily index closing values of the NDX Index for the period from January 1, 2017 through April 20, 2022. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the NDX Index for each quarter for the period from January 1, 2017 through April 20, 2022. The index closing value of the NDX Index on April 20, 2022 was 13,998.53. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Index Closing Values January 1, 2017 to April 20, 2022

* The red solid line indicates the downside threshold level, which is 60% of the initial index value, and the black solid line indicates the coupon threshold level, which is 75% of the initial index value.

April 2022 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter (through April 20, 2022)	15,159.58	13,893.21	13,998.53

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc.  For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

April 2022 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on April 20, 2022:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 1/3/2022):	4,796.56
Current Index Value:	4,459.45	52 Week Low (on 5/12/2021):	4,063.04
52 Weeks Ago:	4,134.94

The following graph sets forth the daily index closing values of the SPX Index for the period from January 1, 2017 through April 20, 2022. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SPX Index for each quarter for the period from January 1, 2017 through April 20, 2022. The index closing value of the SPX Index on April 20, 2022 was 4,459.45. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Index Closing Values January 1, 2017 to April 20, 2022

* The red solid line indicates the downside threshold level, which is 60% of the initial index value, and the black solid line indicates the coupon threshold level, which is 75% of the initial index value.

April 2022 Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter (through April 20, 2022)	4,582.64	4,391.69	4,459.45

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

April 2022 Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on April 20, 2022:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 11/16/2021):	4,401.49
Current Index Value:	3,896.81	52 Week Low (on 3/8/2022):	3,505.29
52 Weeks Ago:	3,940.46

The following graph sets forth the daily index closing values of the SX5E Index for the period from January 1, 2017 through April 20, 2022. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SX5E Index for each quarter for the period from January 1, 2017 through April 20, 2022. The index closing value of the SX5E Index on April 20, 2022 was 3,896.81. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Index Closing Values January 1, 2017 to April 20, 2022

* The red solid line indicates the downside threshold level, which is 60% of the initial index value, and the black solid line indicates the coupon threshold level, which is 75% of the initial index value.

April 2022 Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter (through April 20, 2022)	3,951.12	3,802.01	3,896.81

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

April 2022 Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.

With respect to the SPX Index, S&P Dow Jones Indices LLC, or any successor thereof.

With respect to the SX5E Index, STOXX Limited, or any successor thereof.

Interest period:

The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of early redemption dates:

If any redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date, the early redemption date will be postponed to the second business day following that redemption determination date as postponed, and no adjustment will be made to any early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered

April 2022 Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

April 2022 Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●certain dealers and traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax

April 2022 Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as

April 2022 Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.

April 2022 Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, could increase (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices), (ii) the level at or above which such underlying index must close on each index business day during each observation period in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying indices) and (iii) the level at or above which such underlying index must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index on any index business day during the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying indices).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the securities through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each security. The costs included in the original issue price of the securities will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due April 25, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the NASDAQ-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index

Principal at Risk Securities

the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL or any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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